Exhibit 10.18
October 15, 2009

Mr. J. Bennett Johnston, Jr.
1317 Merrie Ridge Road
McLean, Virginia  22101

Dear Mr. Johnston:

Supplemental Agreement Providing an Extension to the
Consulting Agreement of January 7, 1997

This Supplemental Agreement refers to the consulting agreement of January 7, 1997 (the "Consulting Agreement"), as amended, with the undersigned, FM Services Company (the "Company"), with respect to your performance of consulting services for FM Services and its subsidiaries and affiliates (collectively with FM Services, the "Freeport Entities").

By way of this Supplemental Agreement, the Company would like to extend your Consulting Agreement from January 1, 2010 through December 31, 2010.  All other terms and conditions of the Consulting Agreement, as amended, shall remain unchanged.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson
Richard C. Adkerson
Chairman of the Board
FM Services Company

AGREED TO AND ACCEPTED

BY:     /s/ J. Bennett Johnston, Jr
J. Bennett Johnston, Jr.

DATE:   11/06/09